UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2026

OFFICE PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “OPI,” “the Company,” “we,” “us,” and “our” refer to Office Properties Income Trust.

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K (this “Current Report”) under the caption “Amended and Restated Debtor-in-Possession Credit Agreement” is hereby incorporated by reference in this Item 1.01.

Item 1.03. Bankruptcy or Receivership.

As previously disclosed, on October 30, 2025, OPI and certain of its subsidiaries (collectively, the “Debtors”) commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Chapter 11 Cases are being filed to implement a court-supervised financial restructuring pursuant to the terms described in that certain Restructuring Support Agreement entered into on October 30, 2025 among the Debtors and the other parties thereto (the “RSA”). The Debtors’ Chapter 11 Cases are jointly administered under the caption In re Office Properties Income Trust, et al., Case No. 25-90530.

Amended and Restated Debtor-in-Possession Credit Agreement

On February 4, 2026, the Bankruptcy Court entered the Final Order Pursuant to Sections 105, 361, 362, 363, and 364 of the Bankruptcy Code and Rules 2002, 4001, 6004, and 9014 of the Federal Rules of Bankruptcy Procedure (I) Authorizing the Debtors to Use Cash Collateral and Obtain Secured Postpetition Financing; (II) Granting Liens and Superpriority Administrative Claims; (III) Providing Adequate Protection; (IV) Granting Related Relief [Docket No. 785] (the “Final DIP Order”) allowing OPI (the “Borrower”) to enter into an amended and restated secured debtor-in-possession term loan credit agreement (the “A&R DIP Credit Agreement”) with lenders party thereto from time to time and Acquiom Agency Services LLC, as administrative agent and collateral agent (the “Agent”). The A&R DIP Credit Agreement provides for a multiple draw secured debtor-in-possession term loan facility in an aggregate principal amount of up to $125.0 million (the “DIP Facility” and the loans under the DIP Facility, the “DIP Loans”), of which: (a) $10.0 million was made available to the Borrower and drawn in full on November 6, 2025 following entry of the Interim Order Pursuant to Sections 105, 361, 362, 363, and 364 of the Bankruptcy Code and Rules 2002, 4001, 6004, and 9014 of the Federal Rules of Bankruptcy Procedure (I) Authorizing the Debtors to Use Cash Collateral and Obtain Secured Postpetition Financing; (II) Granting Liens and Superpriority Administrative Claims; (III) Providing Adequate Protection; (IV) Scheduling a Final Hearing; and (V) Granting Related Relief [Docket No. 150]; (b) $75.0 million shall be made available in two draws as follows: (i) an initial draw in a principal amount of approximately $64.3 million, which shall be made available and drawn in full immediately following entry of the Final DIP Order, and (ii) a subsequent draw in a principal amount of approximately $10.7 million, which shall be made available and drawn in full promptly following the satisfaction of certain conditions precedent related to syndication procedures; and (c) $40.0 million (the “Tranche B Term Loan”) which shall be made available on or about April 3, 2026 (or earlier, to the extent necessary for administrative or operational purposes), in each case subject to customary conditions precedent, milestones and variances, as set forth in the A&R DIP Credit Agreement.

The DIP Facility matures on the earliest to occur of: (a) May 4, 2026; provided that (x) such date shall be automatically extended by thirty (30) calendar days if, as of May 4, 2026, the Bankruptcy Court has not issued a ruling with respect to either the adversary proceeding commenced by the Debtors against UMB Bank, National Association on November 2, 2025 or confirmation of the Debtors’ proposed chapter 11 plan of reorganization (the “Plan”), and (y) such date may be further extended by certain holders of OPI’s 9.000% Senior Secured Notes due September 2029; (b) the effective date of the Plan on the terms set forth in the RSA; (c) the consummation of any sale or other disposition of all or substantially all of the assets of the Debtors pursuant to section 363 of the Bankruptcy Code; and (d) the date of acceleration or termination of the DIP Facility following the occurrence of an event of default thereunder. Notwithstanding the foregoing, if a Plan on the terms set forth in the RSA is not confirmed by the maturity date contemplated above for any reason, the maturity date shall instead be July 2, 2026.

Under the A&R DIP Credit Agreement, the exit fee has been reduced from 5.75% to 4.50% of the principal amount of each DIP Loan and the upfront fee may be paid in either (a) cash at 2.25% of the commitments or (b) common equity of the reorganized Borrower in an aggregate amount equal to 3.60% of the commitments. The Borrower may prepay any DIP Loan, in whole or in part, at any time; provided that, upon any voluntary prepayment of any DIP Loan, any right or option of the Borrower to equitize such DIP Loan in accordance with the RSA shall automatically and irrevocably terminate and be forfeited. In the event of a voluntary prepayment, the Borrower shall pay to the Agent, for the ratable account of each lender, in cash a prepayment premium equal to 1.0% multiplied by the sum of the principal amount of the DIP Loans that are being repaid at such time. The Borrower also agrees to pay in cash to the Agent, for the ratable account of each lender, a commitment fee in an aggregate amount equal to 0.75% per annum times the actual daily amount of the aggregate undrawn Tranche B Term Loan commitments.

The DIP Facility contains customary conditions precedent, representations and warranties, affirmative and negative covenants, milestones for the Chapter 11 Cases, events of default, and other terms and conditions customary for financings of this type. The DIP Facility obligations are entitled to superpriority administrative expense claims and secured by first-priority liens on certain of the Debtors’ unencumbered assets and junior-priority liens on certain of the Debtors’ encumbered assets, subject to the terms of the Final DIP Order.

The foregoing description of the A&R DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the form of A&R DIP Credit Agreement filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. These forward-looking statements include, among others, statements about: the Company’s ability to consummate the restructuring transactions contemplated by the RSA; the expected effects of the Chapter 11 Cases on the Company’s business and the interests of various stakeholders; the Company’s ability to continue operating in the ordinary course; the terms, effectiveness, and consummation of the Plan; the entry into, terms of, and availability of the DIP Facility; the Company’s anticipated capital structure upon emergence from the Chapter 11 Cases; and the expected treatment of claims. Forward-looking statements are based on the Company’s current expectations, assumptions and estimates and are subject to risk, uncertainties, and other important factors that are difficult to predict and that could cause actual results to differ materially and adversely from those expressed or implied. These risks include, among others, those related to: the Company’s ability to confirm and consummate the Plan; the duration and outcome of the Chapter 11 Cases; the Company suffering from a long and protracted restructuring; the impact of the Chapter 11 Cases on the Company’s operations, reputation and relationships with tenants, lenders, and vendors; the Company having insufficient liquidity; the availability of financing, including under the DIP Facility; the ability to satisfy the conditions precedent to the RSA; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies that the Company may employ to address its liquidity and capital resources and achieve its stated goals; the potential cancellation of the Company’s equity; and the Company’s historical financial information not being indicative of its future performance as a result of the Chapter 11 Cases.

The information contained in the Company’s filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent filings with the SEC, or incorporated herein or therein, identifies other important factors that could cause differences from our forward-looking statements. The Company’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon the Company’s forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended and Restated Secured Debtor-in-Possession Term Loan Credit Agreement, dated as of February 5, 2026, by and among Office Properties Income Trust, the lenders from time to time party thereto and Acquiom Agency Services LLC, as administrative agent and collateral agent. (Filed herewith.)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

Dated: February 6, 2026